EXHIBIT 10.38

                                FARM FRESH, INC.

                  EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT


         THIS AGREEMENT is made in the City of Norfolk, Virginia, effective ______________, 1997, by and between FARM FRESH, INC., a corporation organized under the laws of the Commonwealth of Virginia, having its principal office in Norfolk, Virginia (the "Corporation"), and ___________________, a resident of Virginia (the "Executive").

         WHEREAS, the Executive has experience and knowledge in the affairs of the Corporation, and his services are key to the continued successful management of the Corporation; and

         WHEREAS, the Corporation desires to retain the services and business counsel of the Executive and to induce the Executive to remain in his executive capacity with the Corporation.

         NOW, THEREFORE, to accomplish the foregoing objective, the Corporation and the Executive hereby agree as follows:

         1. Employment. Upon the terms and subject to the conditions contained herein, during the Employment Term (as hereinafter defined), the Corporation hereby employs Executive as [INSERT JOB TITLE] of the Corporation. Executive shall be responsible for such duties as are commensurate with his office and as may from time to time be assigned to Executive by the Board of Directors and the President of the Corporation. Executive hereby accepts such employment and, during the Employment Term, shall devote his full business time, skill, energy and attention to the business of the Corporation, and shall perform his duties in a diligent, trustworthy, loyal, businesslike and efficient manner, all for the purpose of advancing the business of the Corporation.

         2. Compensation. During the Employment Term, the Corporation shall pay, and Executive shall be entitled to receive from the Corporation, such compensation as may be established from time to time by the Board of Directors of the Corporation in the exercise of its sole discretion.

         3. Term and Termination. The Employment Term shall commence on the date hereof and shall continue thereafter until terminated as herein provided. Either party may terminate the Employment Term for any reason provided that it has given the other party at least thirty (30) days advance written notice of its intent to terminate. In addition, the Corporation shall have the right to terminate the Employment Term at any time with or without notice for Cause (as hereinafter defined) or in the event Executive suffers an illness or incapacity of such character that it has or will likely substantially disable him from performing his duties hereunder for a period of more than ninety (90) consecutive days (herein, a "Disability"). Furthermore, the Employment Term shall terminate immediately upon the death of Executive. Notwithstanding anything to the contrary set forth in this Agreement, Executive's obligations and covenants set forth in Sections 5 and 6 hereof shall survive the termination of this Agreement.

         4.       Severance.

                  (a) General. The Executive shall be entitled to receive Severance (as hereinafter defined) according to the remaining provisions of this section if a Change of Control occurs during the Employment Term or within three months following the expiration of the Employment Term. Except as expressly provided above, no Severance shall be payable to the Executive. If Executive is entitled to such Severance, Severance shall be the exclusive remedy of Executive in the event of early termination of the Employment Term as herein provided and shall be in lieu of any other claim for damages related to early termination.

                  (b) Severance.

         (i) "Severance" shall equal the Executive's Base Period Income (as hereinafter defined) and shall be paid in six (6) equal consecutive monthly installments. Severance payable to the Executive hereunder shall commence on the later of the fifteenth business day after the Executive's employment termination date or the first day of the month following the Executive's employment termination date. At the Corporation's sole discretion, however, Severance payments may be commenced on an earlier date. Severance is subject to reduction according to Section 4(g). If Executive dies after the commencement of Severance, Executive's estate shall be entitled to the balance of any and all payments thereafter.

          (c) Change of Control. "Change of Control" shall mean the occurrence of any of the following:

                        (i)any person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, other than Citicorp Venture Capital, Ltd. or entities under its common control, shall acquire more than fifty (50) percent of the voting control of the Corporation or its parent corporation, FF Holdings Corporation ("Holdings"); or

                       (ii)the sale of substantially all of the assets of the Corporation.

         For purposes of this Agreement, a Control of Change is deemed to occur on the date on which an event described in (i) or (ii) above occurs. If a Change in Control occurs on account of a series of transactions, the date on which a Change of Control is deemed to occur is the date of the last such transaction.

               (d)Base Period Income. The Executive's "Base Period Income" shall equal the Executive's base salary during the six (6) calendar month period immediately preceding the date of notice of termination.

               (e)Severance Reductions. If any payments which the Executive has the right to receive from the Corporation (including Severance payments) or any affiliated entity or any payments or benefits under any plan maintained by the Corporation or an affiliated entity would otherwise constitute an "excess parachute payment" (as defined in Internal Revenue Code Section 280G), Severance payments must be reduced pro-rata (but not below zero) to the largest amount that will result in no portion of any such payment being subject to the excise tax imposed by Internal Revenue Code Section 4999. The determination of any reduction pursuant to this subsection must be made by the Corporation in good faith, before any such payments are due and payable to the Executive.

         5.Confidentiality. Executive shall not (except as authorized by the Board of Directors of the Corporation or as required in the scope of his employment) during the term of his employment or at any time thereafter disclose to any person, firm or company any information relating to the organization, business or finances of the Corporation or any of its customers, agents or suppliers, or any of its trade secrets or details of any dealings, transactions or affairs of which he is or may become aware during his employment hereunder. Executive shall keep absolutely confidential all such matters entrusted to him, and he shall not use, nor attempt to use, nor permit others to use, any such information in any manner which may injure or cause loss whether directly or indirectly to the Corporation.

         6.Proprietary Information. Any notes or memoranda or copies thereof made by Executive during the term of his employment with the Corporation or at any time thereafter relating to any matter within the scope of the business of the Corporation or concerning any of its dealings, transactions or affairs shall be the property of the Corporation. Executive shall not, either during the term of his employment or at any time thereafter, use or permit others to use any such notes or memoranda or copies thereof other than for the benefit of the Corporation. Upon request by the Board of Directors of the Corporation, Executive shall immediately return any and all such notes and memoranda and copies thereof to the Corporation.

         7.Assignability. The right of the Executive or any other person to the payment of compensation or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

         8.Notices. All notices which may be required or given hereunder shall be in writing addressed to the respective addresses of the parties hereto as shown below, posted in the U.S. mail by certified or registered mail, or hand delivered.

                           As to Corporation:        Farm Fresh, Inc.
                                                     7530 Tidewater Drive
                                                     Norfolk, VA 23505
                                                     Attention:  President

                           As to Executive:          ----------------------
                                                     ----------------------
                                                     ----------------------


         9.Binding Effect. All the terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective heirs and legal representatives and the successors and permitted assigns of the Corporation and the Executive.

         10.Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

         11.Jurisdiction. Executive and the Corporation irrevocably submit to the jurisdiction of the Circuit Court of Norfolk, Virginia in any action or proceeding arising out of, or relating to, this Agreement, and hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such courts. Executive and the Corporation agree that a final judgment in any action or proceeding shall, to the extent permitted by applicable law, be conclusive and may be enforced in other jurisdictions by suit on the judgment, or in any other manner provided for by applicable law related to the enforcement of judgments except that nothing shall restrict a party's right to appeal the decision in any action or proceeding.

         12.Prior Agreements. This Agreement supersedes all prior arrangements, understandings, letters of intent, conversations and negotiations between the parties with respect to the subject matter of this Agreement and shall, together with any other contemporaneously executed agreement between the parties, constitute the entire agreement between the parties with respect to the matters mentioned in this Agreement.

         13.Amendment. Neither this Agreement nor any term or provision thereof may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of this change, waiver, discharge or termination is sought.

         14.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one and the same instrument.

         15.Severability. If for any reason any provision of this Agreement is declared invalid, void, or unenforceable by a court of competent subject matter and personal jurisdiction, the validity and binding effect of any remaining provision of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void or unenforceable provision eliminated.

         16.Construction of Headings. The captions or headings are for convenience only and are not intended to limit or define the scope or effect of any provision of this Agreement.

         WITNESS the following signatures as of the date first above written.

                                                  FARM FRESH, INC.


                                                  By:
                                                     ------------------------
                                                  Title:
                                                        ---------------------

                                                  EXECUTIVE:


                                                   --------------------------